UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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BENTHOS, INC.

(Name of Registrant as Specified In Its Charter)

BENTHOS, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BENTHOS, INC.

Notice of Special Meeting in Lieu of the

Annual Meeting of Stockholders

Friday, May 2, 2003

10:00 a.m.

To Benthos Stockholders:

A Special Meeting in Lieu of the Annual Meeting of Stockholders of Benthos, Inc. will be held on Friday, May 2, 2003 at 10:00 a.m., local time, in the Hawk’s Nest at the Ballymeade Country Club, 125 Falmouth Woods Road, East Falmouth, Massachusetts, for the following purposes:

1.	To elect two Class I members of the Board of Directors of the Company to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected.

2.	To consider and act upon a proposal to approve the appointment of BDO Seidman, LLP as the Company’s auditors for the 2003 fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 28, 2003 are entitled to notice of and to vote at this meeting.

By Order of the Board of Directors

John T. Lynch, Clerk

North Falmouth, Massachusetts

April 4, 2003

IMPORTANT

It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the attached proxy in the enclosed envelope.

49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826 USA

Tel: 508-563-1000 Fax: 508-563-6444

www.benthos.com

BENTHOS, INC.

PROXY STATEMENT

Special Meeting in Lieu of the

Annual Meeting of Stockholders

May 2, 2003

This proxy statement and the accompanying Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders is furnished to stockholders of Benthos, Inc., a Massachusetts corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies to be used at the Special Meeting in Lieu of the Annual Meeting of Stockholders of the Company to be held on May 2, 2003 at the time and place set forth in the accompanying notice and at any and all adjournments thereof. The approximate date on which this proxy statement and accompanying proxy form are being sent to stockholders is April 4, 2003.

INFORMATION AS TO VOTING SECURITIES

Only stockholders of record at the close of business on March 28, 2003 (the “record date”) will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote 1,383,082 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Under the Company’s By-Laws, the presence in person or by proxy of a majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum. When a quorum is present, a director may be elected by a plurality of the votes properly cast. The approval of the appointment of the auditors will require the favorable vote of a majority of the votes properly cast. Votes withheld from any nominee for election as a director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, abstentions and broker “non-votes” will have the effect of “against” votes. Broker “non-votes” occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in “street name” have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on “routine” proposals but not on non-routine matters. Missing votes on non-routine matters are “broker non-votes.” The election of directors and auditors are considered routine matters.

PROXY SOLICITATION

The expenses of solicitation of proxies will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but officers and employees of the Company may also solicit proxies by telephone, fax and in person. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Company’s Common Stock. Stockholders eligible to vote may vote by signing and mailing the enclosed proxy card.

The Company’s principal executive offices are at 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Clerk of the Company an instrument of revocation or by delivering a proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The current directors and executive officers of the Company are as follows:

Name	Age	Position

Samuel O. Raymond	74	Chairman Emeritus of the Board of Directors and Director of Research

Ronald L. Marsiglio	56	President and Chief Executive Officer and Director

Stephen D. Fantone	49	Chairman of the Board of Directors

A. Theodore Mollegen, Jr.	65	Director

Gary K. Willis	57	Director

Arthur L. Fatum	50	Director

Francis E. Dunne, Jr.	56	Vice President, Chief Financial Officer and Treasurer

James R. Kearbey	39	Vice President, General Manager, Package Inspection Systems Division

Richard B. Martin	45	Director of Purchasing and Production

Alvaro J. Robleto	50	Director of Engineering

The Company’s board of directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. Class I, consisting of Messrs. Marsiglio and Willis, is eligible for re-election at the 2003 annual meeting; Class II, consisting of Mr. Mollegen and Dr. Fantone, is eligible for re-election at the 2004 annual meeting; Class III, consisting of Messrs. Raymond and Fatum, is eligible for re-election at the 2005 annual meeting. Officers of the Company serve at the pleasure of the Board of Directors.

The following information is provided with respect to the business experience of each director and executive officer of the Company:

Mr. Raymond founded the Company in 1962 and served as its President for twenty years. He previously served as Chairman of the Board from 1965-1982 and from 1989 to January 1997. Mr. Raymond most recently served as the President and Chief Executive Officer of the Company from June 1995 to April 1996. Mr. Raymond has served as a director of the Company since 1965. In January 1997, Mr. Raymond was elected as Chairman Emeritus of the Board of Directors and Director of Research of the Company. Mr. Raymond has a B.S. in Mechanical Engineering from M.I.T., holds nine U.S. patents, and is the author of several technical papers on undersea technology. He was instrumental in the development and marketing of many of the Company’s original products in both the Company’s Undersea Systems Division and the Package Inspection Systems Division.

Mr. Marsiglio has served as President, Chief Executive Officer and a director of the Company since May 21, 2001. Prior to joining the Company he was President and Chief Executive Officer of VDO North America (1998-2001), a division of Mannesmann VDO, a global automotive parts supplier. From 1975 to 1998, Mr. Marsiglio was employed by Philips Electronics. During those years he held various positions in consumer electronics including Senior Vice President and General Manager of the Philips/Magnavox television business in North America. His most recent position with Philips was President and Chief Executive Officer of Philips Automotive Electronics before it was sold to Mannesmann VDO in 1998. Mr. Marsiglio has a BSEE from the University of Illinois and an M.B.A. from Loyola University in Chicago.

Dr. Fantone became a director of the Company in March 1995 and was elected Chairman of the Board of Directors in January 1997. Since 1982, he has been President and Chief Executive Officer of Optikos

Corporation, an optical engineering firm which he founded and which specializes in the design and manufacture of optical products and instrumentation and optical test equipment. He has B.S. degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in Optics from the Institute of Optics at the University of Rochester. Dr. Fantone has been awarded over 50 U.S. patents and is the author of numerous technical papers and articles on optical technology. He is also currently a Senior Lecturer in the Mechanical Engineering Department at M.I.T., a Member of the Corporation of the Sea Education Association, and Treasurer of the Optical Society of America. From January to May 2001, Dr. Fantone served as President and Chief Executive Officer of the Company on an interim basis.

Mr. Mollegen has served as a director of the Company since 1985. He is the President and Chief Executive Officer of Allied Resources Corporation, a company which provides engineering, technical training, and safety management services to industrial firms. Before founding Allied Resources in 1993, Mr. Mollegen was for sixteen years Chief Executive Officer of Analysis & Technology, Inc., a provider of engineering and technical services to the U.S. Navy. He is a member of the Arts and Technology Advisory Council for Connecticut College, and a member of the Advisory Committee of the Connecticut Small Business Development Center, an agency jointly sponsored by the University of Connecticut Graduate School of Business and the U.S. Small Business Administration. Mr. Mollegen has a B.E. in Electrical Engineering from Yale University and is the author of over 90 technical papers and reports on undersea topics.

Mr. Willis has been a director of the Company since 1998. In November 2000, Mr. Willis retired from Zygo Corporation, a supplier of high precision yield improvement and metrology systems, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as a director of Zygo Corporation since February 1992 and as President (1992-1999) and Chief Executive Officer (1993-1999) of that corporation. Before joining Zygo, he was the Chairman, President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. (industrial laser systems), Plug Power, Inc. (commercial and residential fuel cells), and Middlesex Health Services, Inc., a Connecticut-based health care provider. Mr. Willis has a B.S. in Mechanical Engineering from Worcester Polytechnic Institute.

Mr. Fatum has been a director of the Company since January 6, 2000. Since April 2002, he has been Chief Corporate Officer of CNET Networks, Inc., a global Internet media company specializing in technology information. From October to December 2002, he was also President of CNET Networks International Media, a division of CNET Networks, Inc. From July 2000 to October 2000, he was Executive Vice President and Chief Financial Officer of ZDNet, a division of Ziff-Davis, Inc., a global Internet media company. Ziff-Davis was acquired by CNET Networks, Inc. in October 2000. From November 1998 to June 2000, he was Vice President and Chief Financial Officer of PictureTel Corporation (a company engaged in the development, manufacture and support of video conferencing and visual and audio collaboration solutions). Before joining PictureTel Corporation, he was President and Managing Director of AT&T Capital Europe (1995-1998), responsible for its pan-European equipment leasing business. Mr. Fatum has a B.S. in mathematics from State University of New York and is a graduate of GE Management Development Institute.

Mr. Dunne has been Treasurer and Chief Financial Officer of the Company since 1997 and Vice President since January, 2000. Before joining the Company, he was Chief Financial Officer of Kinney Vacuum Company, then an operating division of General Signal Corporation (1993-1996). Kinney Vacuum Company is a manufacturer of industrial vacuum pumps and pump systems for the food packaging, chemical and pharmaceutical, heat treating, automotive, and other industries. General Signal Corporation was a manufacturer of products serving the process controls, electrical controls, and industrial technology industries. Mr. Dunne has a B.S. degree in Accounting from St. John’s University, an M.B.A. in Finance from Long Island University, and is a Certified Public Accountant.

Mr. Kearbey was appointed as Vice President and General Manager of the Company’s Package Inspection Systems Division on December 1, 2000. Before this appointment, Mr. Kearbey was General Manager of the

Package Inspection Systems Division from 1998 to 2000 and Western Regional Sales Manager for the Package Inspection Systems Division from 1996 to 1998. Before joining the Company, he was the National Sales Manager at Sasib Packaging Systems, a manufacturer of packaging equipment for the food industry (1994-1996). Mr. Kearbey holds a B.A. degree from National Louis University and an M.B.A. from Keller Graduate School of Management.

Mr. Martin has served as Director of Purchasing and Production since February 11, 2002. From July 2001 to February 2002, he was the Materials Manager for Pacific Scientific, a division of the Danaher Motion Group of the Danaher Corporation, a manufacturer of electronic controls for servo motors for the printed circuit board assembly industry. From 1999 to 2001, Mr. Martin was the Materials Manager for C&K Components in Watertown, Massachusetts. C&K is a division of ITT Industries and is a manufacturer of electronic and micro switching devices. From 1996 to 1999, Mr. Martin served as the Unit Manager of Materials and Logistics for Greenfield Industries, a division of Kennametal Industries located in South Deerfield, Massachusetts. The Deerfield operation manufactured and distributed metal cutting tools to both industrial and retail customers. Mr. Martin attended the United States Coast Guard Academy for two years and holds a B.S. in Business Administration from Rochester Institute of Technology in Rochester, N.Y.

Mr. Robleto joined the Company as Director of Engineering in February 2002. Prior to this appointment, Mr. Robleto was Director of Systems Engineering at Verilink, Inc. Optical Networking Division in Boston (broadband access solutions) from 2001 to 2002. From 1999 to 2001, Mr. Robleto held the position of Director of Systems Integration at Lucent Technologies (formerly Excel Switching Corp.) in Hyannis, Massachusetts (programmable switches). From 1993 to 1999 Mr. Robleto was a Systems Engineering Manager at Comverse Network Systems (formerly Boston Technology, Inc.) in Wakefield, Massachusetts (communications software and systems). Mr. Robleto holds a B.S. (with distinction) in Electronics Engineering Technology from the University of Nebraska at Omaha and a Master of Computer Engineering from Florida Atlantic University.

There are no family relationships among the directors or executive officers of the Company.

Board and Committee Meetings

Five meetings of the Board of Directors were held during the fiscal year ended September 30, 2002.

The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company’s independent auditors and approves non-audit services provided by them. The Audit Committee also reviews the Company’s internal control and accounting system. In addition, the committee makes recommendations to the Board concerning the selection of the independent auditors. The present members of the Committee, which met four times during the past fiscal year, are Messrs. Fatum, Mollegen and Willis.

The ESOP Committee is appointed by the Board of Directors and administers the Company’s Employee Stock Ownership Plan. Mr. Fatum and Dr. Fantone are the current members of the ESOP Committee. There were no meetings of the ESOP Committee during the past fiscal year.

The Compensation and Stock Option Plan Committee (the “Compensation Committee”) is a committee of the Board of Directors which establishes the compensation of senior officers and grants options under the Company’s employee stock option plan. The current members of the Compensation Committee are Messrs. Mollegen, Fatum and Willis. The committee did not formally meet during the past fiscal year, but rather conducted business by e-mail, facsimile and telephone.

The Board of Directors serves as the Company’s Nominating Committee.

All directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members during the fiscal year ended September 30, 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of Messrs. Fatum, Mollegen and Willis, each of whom is “independent,” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is annexed as Appendix A to the Company’s Proxy Statement dated April 4, 2001. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended September 30, 2002 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2002 filed with the Securities and Exchange Commission.

Audit Committee

Arthur L. Fatum

A. Theodore Mollegen, Jr.

Gary K. Willis

On June 28, 2002, the Company terminated the engagement of Arthur Andersen LLP as its independent accountants because Arthur Andersen LLP’s offices in the Commonwealth of Massachusetts were effectively closing on June 30, 2002. The decision to change accountants was approved by the Audit Committee. The reports of Arthur Andersen LLP on the Company’s financial statements for fiscal years 2000 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for fiscal years 2000 and 2001 and the interim period through June 28, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years. Arthur Andersen LLP furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of such letter, dated June 28, 2002, is filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on or about June 28, 2002.

The Audit Committee subsequently authorized and approved the Company’s engagement of BDO Seidman, LLP as its new independent accountants for the 2002 fiscal year. BDO Seidman, LLP’s engagement became effective as of July 19, 2002, the date on which BDO Seidman, LLP accepted the appointment. During fiscal years 2000 and 2001 and through July 19, 2002, the Company had not consulted with BDO Seidman, LLP regarding either: the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

The following table summarizes the fees billed by BDO Seidman, LLP and Arthur Andersen LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2002 and for the review of the financial statements included in the Company’s Forms 10-QSB for the fiscal year ended September 30, 2002 and for services other than those described above for the fiscal year ended September 30, 2002 (consisting primarily of income tax consulting, planning, and return preparation). There were no fees billed by BDO Seidman, LLP and Arthur Andersen LLP for financial information systems design and implementation professional services for the fiscal year ended September 30, 2002.

	Audit Fees	All Other Fees
BDO Seidman, LLP	$62,500	$16,000
Arthur Andersen LLP	15,000	—

Total	$77,500	$16,000

The Audit Committee has determined that the provision of the services provided by BDO Seidman, LLP as set forth above are compatible with maintaining their independence.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND

SECURITY OWNERSHIP OF MANAGEMENT

The following information is furnished as of March 28, 2003 with respect to the beneficial ownership of shares of Common Stock of the Company by all directors, each executive officer of the Company named in the compensation table below, all of the directors and executive officers of the Company as a group and all persons known to be the beneficial owners of more than five percent of such outstanding stock. Unless otherwise indicated, each of the persons named below held sole voting and investment power over the shares listed below as of said date.

In accordance with the rules of the Securities and Exchange Commission, shares which an individual has the right to acquire pursuant to stock options which are exercisable within sixty days are considered to be beneficially owned and, for purposes of calculating the percentage ownership of stock for an individual who holds exercisable stock options, such shares are also considered to be outstanding. Reference should be made to the footnotes below for further information as to each individual listed.

Name and Address (1)	Shares Beneficially Owned		Percent of Outstanding Common Stock
Samuel O. Raymond	167,260	(2)	12.1%
Ronald K. Church 1996 Trust	128,250		9.3%
Athena Capital Management, Inc.	118,868		8.6%
Seth A. Newberger	69,939	(3)	5.1%
Cape Cod Bank and Trust Company, N.A., Trustee of the Benthos, Inc. Employee Stock Ownership Plan (“ESOP”)(4)	43,154		3.1%
Stephen D. Fantone	90,000	(5)	6.3%
Ronald L. Marsiglio	47,751	(6)	3.4%
A. Theodore Mollegen, Jr.	26,166	(7)	1.9%
Gary K. Willis	32,500	(8)	2.3%
Arthur L. Fatum	34,666	(9)	2.5%
Francis E. Dunne, Jr.	33,058	(10)	2.3%
James R. Kearbey	14,174	(11)	1.0%
Daniel R. Conway	7,000		*
Richard B. Martin	500	(12)	*
Alvaro J. Robleto	500	(13)	*
All directors and officers as a group (11 persons)	453,575	(14)	29.1%

* Less than one percent.

(1)	Except as set forth below, the address of each of the individuals set forth in the table is c/o Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556. The address of the Ronald K. Church 1996 Trust is 46 Riddle Hill Road, Falmouth, Massachusetts 02540. The address of Athena Capital Management, Inc. is 4 Tower Bridge, 200 Barr Harbor Drive West, Conshohocken, Pennsylvania 19428. The address of Seth A. Newburger is 513 Mandalay Drive East, San Antonio, Texas 78212. The address of Cape Cod Bank and Trust Company, N.A. is 307 Main Street, Hyannis, Massachusetts 02601.
(2)	Includes 2,895 shares owned by the Company’s ESOP, over which Mr. Raymond has sole voting power. Also includes 1,109 shares owned by Mr. Raymond’s wife and 37,699 shares owned by Mr. Raymond’s children, as to which shares Mr. Raymond disclaims beneficial ownership.
(3)	Includes shares owned by Mr. Newberger, certain family members and a family-owned joint venture, according to an amended Schedule 13G filed with the Securities and Exchange Commission on or about February 14, 2003.
(4)	Pursuant to the terms of the ESOP, plan participants are entitled to direct the Trustee as to the manner in which all shares allocated to such participants’ accounts are to be voted.
(5)	Includes 35,000 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 35,000 shares granted October 29, 1999 and 5,000 shares which he has the right to acquire through the exercise of a stock option for 15,000 shares granted January 25, 2002.
(6)	Includes 43,750 shares which Mr. Marsiglio has the right to acquire through the exercise of a stock option for 100,000 shares granted May 21, 2001 and one share owned by the Company’s ESOP, over which Mr. Marsiglio has sole voting power.
(7)	Includes 15,000 shares which Mr. Mollegen has the right to acquire through the exercise of a stock option for 15,000 shares granted on April 3, 1998 and 666 shares which he has the right to acquire through the exercise of a stock option for 2,000 shares granted January 25, 2002.
(8)	Includes 15,000 shares which Mr. Willis has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 23, 1998 and 2,500 shares which he has the right to acquire through the exercise of a stock option for 7,500 shares granted January 25, 2002.
(9)	Includes 15,000 shares which Mr. Fatum has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 6, 2000 and 666 shares which he has the right to acquire through the exercise of a stock option for 2,000 shares granted January 25, 2002.
(10)	Includes 15,000 shares which Mr. Dunne has the right to acquire through the exercise of a stock option for 15,000 shares granted January 24, 1997, 5,000 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted on January 22, 1999, 7,500 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 27, 2000, 1,750 shares which he has the right to acquire through the exercise of a stock option for 7,000 shares granted January 25, 2002, and 808 shares owned by the Company’s ESOP, over which Mr. Dunne has sole voting power.
(11)	Consists of 2,250 shares which Mr. Kearbey has the right to acquire through the exercise of a stock option for 2,250 shares granted October 18, 1996, 10,000 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 22, 1999, 1,250 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted January 25, 2002 and 674 shares owned by the Company’s ESOP, over which Mr. Kearbey has sole voting power.
(12)	Consists of 500 shares which Mr. Martin has the right to acquire through the exercise of a stock option granted on February 15, 2002.
(13)	Consists of 500 shares which Mr. Robleto has the right to acquire through the exercise of a stock option granted on February 15, 2002.
(14)	Includes an aggregate of 176,332 shares which the directors and officers have the right to acquire through the exercise of certain options.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company for the Company’s last three fiscal years to the only person who served as the Company’s chief executive officer during the Company’s fiscal year ended September 30, 2002 and the only other executive officers who received an annual salary and bonus exceeding $100,000 during that fiscal year.

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Share Underlyings Options Granted	All Other Compensation
Ronald L. Marsiglio	2002	$250,000	$12,500	—	$42,071	(6)
President and Chief Executive Officer (1)	2001	83,731	50,000	100,000	10,669	(6)

Francis E. Dunne, Jr.	2002	150,577	7,750	7,000	4,201
Vice President, Chief Financial Officer	2001	145,000	5,000	—	4,513
and Treasurer (2)	2000	126,011	25,000	10,000	5,921

Daniel R. Conway	2002	141,154	5,500	5,000	4,139
Vice President, Sales & Marketing, Undersea	2001	130,000	5,000	—	2,091
Systems Division (3)	2000	67,471	15,000	15,000	—

James R. Kearbey	2002	130,000	10,000	5,000	3,913
Vice President, General Manager, Package	2001	107,000	5,000	—	3,276
Inspection Systems Division (4)	2000	95,047	15,000		4,462

All directors and officers as	2002	897,217	53,250	47,500	190,100
a group (5)	2001	762,969	90,000	102,500	228,811
	2000	705,932	93,000	75,000	154,211

(1)	Mr. Marsiglio has served as President and Chief Executive Office since May 21, 2001.
(2)	Mr. Dunne has served as Chief Financial Officer and Treasurer since February 1, 1997 and as Vice President since January 27, 2000.
(3)	Mr. Conway resigned on December 31, 2002.
(4)	Mr. Kearbey has served as Vice President, General Manager, Package Inspection Systems Division, since December 1, 2000.
(5)	Consisted of twelve persons for fiscal 2000 and fiscal 2001 and thirteen persons for fiscal 2002.
(6)	Includes moving and relocation expenses.

Stock Option Tables

The following table sets forth information concerning grants of stock options during the Company’s fiscal year ended September 30, 2002 to the executive officers named in the table above.

Name and Principal Position	Number of Shares Underlying Option	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Ronald L. Marsiglio	—	—	—	—
President and Chief Executive Officer
Francis E. Dunne, Jr.	7,000	5.2%	$3.78	1/27/2012
Vice President, Chief Financial Officer and Treasurer
Daniel R. Conway	5,000	3.7%	3.78	1/27/2012
Vice President, Sales & Marketing, Undersea Systems Division
James R. Kearbey	5,000	3.7%	3.78	1/27/2012
Vice President, General Manager, Package Inspection Systems Division

The following table sets forth information concerning each exercise of stock options during the Company’s fiscal year ended September 30, 2002 by the executive officers named in the table above and the number and value of shares underlying those stock options at that date.

Name and Principal Position	Shares Acquired on Exercise	Value Realized	Number of Unexercised Securities Underlying Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End(1)
Ronald L. Marsiglio	—	—	31,250	(2)	—
President and Chief	—	—	68,750	(3)	—
Executive Officer
Francis E. Dunne, Jr.	—	—	23,750	(2)	—
Vice President, Chief	—	—	13,250	(3)	$8,050
Financial Officer and Treasurer
Daniel R. Conway	—	—	7,500	(2)	—
Vice President, Sales & Marketing,	—	—	12,500	(3)	5,750
Undersea Systems Division
James R. Kearbey	—	—	9,750	(2)	—
Vice President, General Manager,	—	—	7,500	(3)	5,750
Package Inspection Systems Division

(1)	Based upon the difference between the option exercise price and the closing price of the Company’s Common Stock on the Nasdaq SmallCap Market on September 30, 2002.
(2)	Shares underlying options exercisable as of September 30, 2002.
(3)	Shares underlying options not exercisable as of September 30, 2002.

Directors’ Compensation

Under the compensation policy adopted by the Board of Directors, each non-employee director will receive a fee of $6,000 per year plus $1,000 for each directors’ meeting attended and reimbursement for reasonable travel and other expenses when incurred. Each committee chairman will receive an additional fee of $2,000 per year, and each committee member (including the chairman) will receive a fee of $500 for each committee meeting attended. Stephen D. Fantone also receives additional compensation of $65,000 per year for his services as Chairman of the Board of Directors. Non-employee directors are also eligible to receive stock options under the Company’s 1998 Non-Employee Directors’ Stock Option Plan.

Employment Contracts

In 1990, the Company entered into an employment agreement with Samuel O. Raymond. Under this agreement, as amended, Mr. Raymond will be employed as the Director of Research of the Company at a salary of $72,000 per year and will serve as the Chairman Emeritus of the Board of Directors for as long as he is elected to that position. This agreement commenced on August 1, 1990 and will expire on July 31, 2005. After the expiration of the initial term, the agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter. The agreement also provides that if a change in control of the Company should occur during the first, second or last five years of the initial term of the agreement, Mr. Raymond is entitled to receive $427,974, $335,504, or $199,636, respectively, from the Company. The Company has also agreed, as part of a 1996 amendment to this agreement, to pay the premiums on a $1,500,000 life insurance policy on Mr. Raymond’s life under a split dollar plan. Because of the uncertainty created by the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors, the Company and Mr. Raymond agreed that the Company would freeze the insurance arrangement and any premium payments thereunder until the legal issues are resolved by modifying the agreement in a mutually satisfactory manner. In the interim, since January 2003, the Company has paid additional compensation to Mr. Raymond of approximately $3,900 a month and Mr. Raymond is responsible for paying $2,622 per month to maintain the value of the policy and keep the insurance in place until resolution of this matter.

The Company entered into an employment agreement with Ronald L. Marsiglio, dated May 21, 2001, pursuant to which Mr. Marsiglio agrees to serve as President and Chief Executive Officer of the Company for an initial term ending on September 30, 2003. Thereafter, said term will be automatically extended for consecutive two year terms unless either the Company or Mr. Marsiglio provides the other with six months written notice prior to the expiration of the initial or any extended term. The agreement provides for a base salary, commencing June 1, 2001, of $250,000 per year, subject to increase by the Board of Directors. Mr. Marsiglio earned a $12,500 incentive bonus for fiscal year 2002 in accordance with the agreement. During fiscal year 2003, Mr. Marsiglio will be eligible to earn an incentive bonus of up to 100% of his base salary for extraordinary and exceptional performance. This potential bonus will be based on the achievement of various thresholds with respect to revenue, operating income, earnings per share, etc., as negotiated with the Board of Directors. The Board of Directors will review Mr. Marsiglio’s base salary and incentive compensation annually prior to the start of fiscal year 2004 and each fiscal year thereafter. In the event that the Company terminates his employment other than for cause, disability or death, Mr. Marsiglio will be entitled to receive severance pay equal to a percentage of his annual base pay, commencing at 50% and increasing incrementally to 100% by May 31, 2003. In addition, pursuant to the agreement, Mr. Marsiglio was granted an option to purchase up to 100,000 shares of the Company’s Common Stock at an exercise price of $5.00 per share, vesting over a four year period.

The Company entered into an employment agreement with Francis E. Dunne, Jr. effective as of October 1, 1999, pursuant to which Mr. Dunne agrees to serve as Vice President, Chief Financial Officer and Treasurer of the Company for an initial two year period. The agreement has been extended through October 1, 2003 at a base salary of $170,000 per year, subject to increase from time to time by the Board of Directors. Mr. Dunne is also eligible to participate in any discretionary incentive compensation bonus plan which is generally made available to the executives of the Company. In the event the Company terminates his employment other than for cause, disability or death, Mr. Dunne will be entitled to severance benefits equal to one year’s base salary.

The Company entered into an employment agreement with James R. Kearbey, effective as of January 1, 2003, pursuant to which Mr. Kearbey agrees to serve as Vice President of the Company for an initial two year period. Mr. Kearbey’s base salary for the initial two year period is $136,000 per year, subject to increase from time to time by the Board of Directors. Mr. Kearbey is also eligible to participate in any discretionary incentive compensation bonus plan of the Company generally made available to the executives of the Company. In the event the Company terminates his employment other than for cause, disability or death, Mr. Kearbey will be entitled to severance benefits equal to six months’ base salary.

CERTAIN TRANSACTIONS

On July 29, 1997, the Company entered into a License Agreement with a corporation wholly-owned by Dr. Stephen D. Fantone, Chairman of the Board of Directors of the Company, with respect to the concept of utilizing optical technology, for which Dr. Fantone’s corporation possesses technical expertise, for application to certain products currently under development by the Company. Under the agreement, the Company has paid the development costs to Dr. Fantone’s corporation. During the fiscal year ended September 30, 2002, the Company elected to discontinue payment of the minimum annual royalty under this agreement. As a consequence, the Company’s rights under this license were converted from exclusive rights to nonexclusive rights, effective as of November 30, 2002. The proprietary rights to the technology will continue to be owned by Dr. Fantone’s corporation, and the Company will have a nonexclusive right to the use of the technology in certain specified fields of use upon the terms and conditions set forth in the agreement. The Company’s policy with respect to business relationships with officers, directors, or affiliates is that any such relationships must be fully disclosed to the Board of Directors and must be upon terms not less favorable to the Company than those available from third parties dealing at arm’s length.

ELECTION OF DIRECTORS

The Board of Directors of the Company is classified into three classes, each of which consists of two directors. One class of directors is elected each year for a term of three years. The terms of the Class I directors, Ronald L. Marsiglio and Gary K. Willis, expire at the 2003 stockholders meeting. The Board of Directors has nominated Messrs. Marsiglio and Willis to continue to serve as Class I directors for a term expiring at the 2006 annual meeting.

Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the stockholders meeting to elect Messrs. Marsiglio and Willis as Class I directors for a three-year term until the 2006 annual meeting of stockholders and until their successors shall be duly elected. In the event that either Mr. Marsiglio or Mr. Willis is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company’s Board of Directors.

        The Board of Directors recommends that stockholders vote “FOR” the proposal to elect Messrs. Marsiglio and Willis as directors.

APPROVAL OF AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed BDO Seidman, LLP as independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2003. In taking this action, the members of the Board of Directors and the Audit Committee carefully considered BDO Seidman, LLP’s performance for the Company in that capacity since it was originally retained in 2002, its independence with respect to the services to be performed and its capabilities in the fields of accounting and auditing. Representatives of BDO Seidman, LLP will be present at the stockholders meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to answer appropriate questions from stockholders.

The Board of Directors, after consideration of the recommendation of the Audit Committee, may in its discretion change the appointment of auditors at any time if it determines that such change would be in the best interest of the Company and its stockholders.

        The Board of Directors recommends that stockholders vote “FOR” the proposal to approve the appointment of BDO Seidman, LLP as independent public accountants.

OTHER MATTERS COMING BEFORE THE MEETING

As of the date of this Proxy Statement, management does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company.

Dr. Fantone and Messrs. Mollegen, Willis, Fatum, Dunne, Kearbey and Conway were late in filing Forms 4 reporting the grant of stock options in January 2002. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during the fiscal year ended September 30, 2002, no other director, officer, or beneficial owner of more than 10% of the Company’s equity securities failed to file on a timely basis, any reports required by Section 16(a) of the Securities Exchange Act of 1934.

STOCKHOLDER PROPOSALS

Under the By-laws of the Company, written notice to the Clerk stating the business to be brought by stockholders before an annual meeting of stockholders or a special meeting in lieu of the annual meeting shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting and within ten days of the written notice of any special meeting of stockholders not in lieu of the annual meeting. Similar written notice to the Clerk stating stockholder nominations for the election of directors, other than those recommended by the Board of Directors, shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting of stockholders and within ten days of the written notice of any special meeting of stockholders to elect directors. Proposals which stockholders intend to present at the 2004 annual meeting must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting no later than January 2, 2004.

OTHER MATTERS

        THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY’S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO FRANCIS E. DUNNE, JR., CHIEF FINANCIAL OFFICER, 49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS 02556 (TEL: 508-563-1000).

By Order of the Board of Directors

John T. Lynch, Clerk

North Falmouth, Massachusetts

April 4, 2003

BENTHOS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting in Lieu of the

Annual Meeting of Stockholders

to be held on May 2, 2003

The undersigned holder of Common Stock of BENTHOS, INC. (the “Corporation”) acknowledges receipt of the Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders dated April 4, 2003 and the accompanying Proxy Statement and hereby appoints Ronald L. Marsiglio, Francis E. Dunne, Jr. and John T. Lynch and each of them, proxies, agents and attorneys-in-fact of the undersigned (with full power of substitution) to attend the above stockholders meeting and all adjournments thereof (the “Meeting”) and there to vote all shares of Common Stock of the Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, ratifying and confirming all that said proxies or their substitutes may lawfully do in place of the undersigned as indicated on the reverse hereof.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE.

A ☑ Please mark your vote as in this example.

1.	To elect as Class I directors of the Company:

Ronald	L. Marsiglio and Gary K. Willis

☐	FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

INSTRUCTIONS: To withhold authority to vote for election of one of the two nominees listed above, mark FOR above and cross out the name of the person as to whom authority is withheld.

2.	To approve BDO Seidman, LLP as independent public accountants of the Company for the 2003 fiscal year.

☐	FOR ☐ AGAINST ☐ ABSTAIN

The undersigned hereby confers upon the Proxies and each of them, discretionary authority with respect to other matters properly presented for consideration at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE LISTED NOMINEES AND FOR PROPOSAL 2 IDENTIFIED ABOVE.

Dated:                                 , 2003

IF HELD JOINTLY

Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.